EXHIBIT 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On June 4, 2025, Broadwind, Inc. (the “Company” or “BWEN”) through its wholly owned subsidiary Broadwind Heavy Fabrications Inc., entered into a definitive Asset Purchase Agreement (the “Manitowoc Purchase Agreement”) with Wisconsin Heavy Fabrication, LLC (the “Buyer”) to sell certain assets used in its facility located in Manitowoc, Wisconsin (the “Manitowoc Operations”), including specified contracts, equipment, machinery and other personal property, and permits (the “Asset Disposition”). The Asset Disposition was completed on September 8, 2025 (the “Closing Date”) for a purchase price of $13.5 million in cash, before the payment of transaction expenses and any other customary adjustments.

The Manitowoc Operations were historically included within the Company’s Heavy Fabrications segment and did not qualify for presentation as a discontinued operation. The following unaudited pro forma condensed consolidated financial information (the “unaudited pro forma statements”) has been prepared in accordance with Article 11 of Regulation S-X to give effect to the Asset Disposition.

The unaudited pro forma condensed consolidated balance sheet is presented as if the Asset Disposition had been completed on June 30, 2025, the date of the Company’s most recent historical balance sheet as of the Closing Date. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2024 and for the six months ended June 30, 2025 are presented as if the Asset Disposition had been completed on January 1, 2024.

The unaudited pro forma statements are not intended to represent or be indicative of the financial condition or results of operations that might have occurred had the Asset Disposition occurred as of the dates stated above, and should not be taken as representative of the future financial condition or results of operations of the Company. The pro forma adjustments are described in the accompanying notes.

The unaudited pro forma statements should be read in conjunction with the historical consolidated financial statements of the Company, including the audited consolidated financial statements as of and for the year ended December 31, 2024 included in the Company’s Annual Report on Form 10-K, and the unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2025 included in the Company’s Quarterly Report on Form 10-Q.

BROADWIND, INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2025 (UNAUDITED) — (In thousands)

	Historical	Pro Forma Adjustment (a)		Pro Forma As Adjusted
ASSETS
Current assets:
Cash	$1,037	$12,725	(b)	$13,762
Accounts receivable, net	15,436	—		15,436
AMP credit receivable	2,880	—		2,880
Contract assets	1,593	—		1,593
Inventories	51,432	(2,263)	(c)	49,169
Prepaid expenses and other current assets	2,074	—		2,074
Assets held for sale	3,849	(3,849)		—
Total current assets	78,301	6,613		84,914

Long-term assets:
Property and equipment, net	40,635	—		40,635
Operating lease right-of-use assets	9,982	—		9,982
Intangible assets, net	1,072	—		1,072
Other assets	521	—		521
TOTAL ASSETS	$130,511	$6,613		$137,124

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit and current maturities of long-term debt	$19,099	$(1,600)	(b)	$17,499
Current portion of finance lease obligations	2,229	—		2,229
Current portion of operating lease obligations	1,606	—		1,606
Accounts payable	20,025	—		20,025
Accrued liabilities	4,007	—		4,007
Customer deposits	4,341	—		4,341
Total current liabilities	51,307	(1,600)		49,707

Long-term liabilities:
Long-term debt, net of current maturities	7,006	—		7,006
Long-term finance lease obligations, net of current portion	3,089	—		3,089
Long-term operating lease obligations, net of current portion	10,150	—		10,150
Other	6	—		6
Total long-term liabilities	20,251	—		20,251

STOCKHOLDERS' EQUITY:
Common stock ($0.001 par value)	23	—		23
Treasury stock, at cost	(1,842)	—		(1,842)
Additional paid-in capital	402,476	—		402,476
Accumulated deficit	(341,704)	8,213	(d)	(333,491)
Total stockholders' equity	58,953	8,213		67,166
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$130,511	6,613		$137,124

BROADWIND, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024 (UNAUDITED) — (In thousands)

	Historical	Pro Forma Adjustment (a)		Pro Forma As Adjusted
Revenues	$143,136	(18,177)	(f)	$124,959
Cost of sales	121,947	(16,966)	(f)	104,981
Gross profit	21,189	(1,211)		19,978
Operating expenses (income):
Selling, general and administrative	16,303	(778)	(f)	15,525
Gain on sale of Manitowoc industrial fabrication operations	—	(8,213)	(e)	(8,213)
Intangible amortization	661	—		661
Total operating expenses, net	16,964	(8,991)		7,973
Operating income	4,225	7,780		12,005
Other (expense) income, net:
Interest expense, net	(3,078)	107	(g)	(2,971)
Other, net	79	—		79
Total other expense, net	(2,999)	107		(2,892)
Net income before provision for income taxes	1,226	7,887		9,113
Provision for income taxes	74	—		74
Net income	$1,152	7,887		$9,039

PER SHARE DATA:
Net income per share — basic	$0.05	0.36		$0.41
Net income per share — diluted	$0.05	0.36		$0.41
Weighted avg shares — basic (thousands)	21,896			21,896
Weighted avg shares — diluted (thousands)	21,975			21,975

BROADWIND, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2025 (UNAUDITED) — (In thousands)

	Historical	Pro Forma Adjustment (a)		Pro Forma As Adjusted
Revenues	$76,073	(8,026)	(f)	$68,047
Cost of sales	67,772	(7,375)	(f)	60,397
Gross profit	8,301	(651)		7,650
Operating expenses:
Selling, general and administrative	7,951	(237)	(f)	7,714
Intangible amortization	331	—		331
Total operating expenses	8,282	(237)		8,045
Operating income (loss)	19	(414)		(395)
Other expense, net:
Interest expense, net	(1,299)	53	(g)	(1,246)
Other, net	(10)	—		(10)
Total other expense, net	(1,309)	53		(1,256)
Net loss before provision for income taxes	(1,290)	(361)		(1,651)
Provision for income taxes	69	—		69
Net loss	$(1,359)	(361)		$(1,720)

PER SHARE DATA:
Net loss per share — basic	$(0.06)	(0.02)		$(0.08)
Net loss per share — diluted	$(0.06)	(0.02)		$(0.08)
Weighted avg shares — basic (thousands)	22,568			22,568
Weighted avg shares — diluted (thousands)	22,568			22,568

Note 1 — Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the Asset Disposition and have been derived from the historical consolidated financial statements of the Company. They should be read in conjunction with the historical consolidated financial statements as of and for the year ended December 31, 2024 included in the Company’s Annual Report on Form 10-K and the unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2025 included in the Company’s Quarterly Report on Form 10-Q.

Note 2 — Pro Forma Adjustments

(a)

Represents the transaction accounting adjustments giving effect to the Asset Disposition, comprising the elimination of the historical assets of the Manitowoc Operations conveyed to the Buyer; elimination of the operating results directly related to those assets; and the Company’s use of proceeds received as consideration for the Asset Disposition, as further described in the adjustments below.

(b)

Reflects the cash effect of the Asset Disposition, comprising cash consideration received from the Buyer net of certain direct costs and other customary adjustments, and the repayment of a portion of the senior secured term loan. The corresponding reduction in the senior secured debt is reflected in current maturities of long-term debt within current liabilities.

(c)	Reflects the removal of Manitowoc location’s inventory conveyed to the Buyer under the Manitowoc Purchase Agreement, at its carrying value of approximately $2.3 million.

(d)

Reflects the effect on accumulated deficit of the estimated pre-tax gain on disposal of approximately $8.2 million recognized upon the derecognition of the disposal group, net of transaction expenses and any other customary adjustments. No pro forma income tax effect has been recorded on the basis that the tax effect is immaterial.

(e)

Represents the estimated pre-tax gain of approximately $8.2 million recognized upon the derecognition of the disposal group, net of transaction expenses and any other customary adjustment, and including the sale of inventory to the Buyer in connection with the Asset Disposition. This gain, which is directly attributable to the Asset Disposition, is reflected in the earliest period presented (the year ended December 31, 2024) as though the Asset Disposition had occurred on January 1, 2024, and is not repeated in the pro forma statement of operations for the six months ended June 30, 2025.

(f)

Revenue has been eliminated based on the historical revenue that is not expected to transition to the remaining facilities of the Company. The related cost of sales and selling, general and administrative (“SG&A”) expense adjustments were derived by applying the Manitowoc location’s gross-profit margin, and SG&A margin, as a percentage of the pro forma eliminated revenue. This methodology was used because separately distinguishable operating results for the Asset Disposition were not historically maintained by the Company.

(g)

Reflects the effect of reduced interest expense on the senior secured term loan assuming the repayment of the secured term loan, as described in note (b), had occurred as of the earliest period presented in the pro forma statement of operations.